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                                                              EXHIBIT 23.1.(c)


                     CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 (Nos. 33-64335 and 33-64335-01) and the related Prospectus of Starwood Lodging Trust and Starwood Lodging Corporation and to the incorporation by reference therein of our report dated May 25, 1995, with respect to the financial statements of Sheraton Colony Square Hotel as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, included in the Registration Statement Form S-2 (Nos. 33-59155 and 33-59155-01) filed with the Securities and Exchange Commission.

                                                Ernst & Young LLP

Los Angeles, California
February 28, 1996